UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2018
WEST COAST VENTURES GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15400 W 64th Ave, Unit E1A, Arvada, Colorado		80007-6876
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(303) 423-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 - OTHER EVENTS

Item 8.01 - Other Events

Effective May 24, 2018, James Nixon, the Company’s CEO cancelled his individually owned 8,000,000 shares. The Company’s Total Outstanding Shares subsequent to this cancellation is 10,503,271 shares. The CEO cancelled these shares for the following reasons: 1 - as a result of this cancellation  Mr. Nixon will hold 4 million shares, which re-aligns Mr. Nixon’s holding with the Company’s legacy shareholders as of the period immediately following the Company’s reverse acquisition in October 4, 2017 and to date;  and 2 – Mr. Nixon executed this share cancellation in order to further enhance shareholder value overall and to cause the Company’s cap structure to be more attractive to potential new investors.

Jim Nixon as a beneficial owner of 4 million shares of the Company effectively controls 37.14% of the Company’s Total Shares Outstanding and as CEO of the Company Mr. Nixon is a control affiliate shareholder of the Company.

Labrys Fund, LP, beneficial owners of 1,546,727 shares of the Company’s common stock, controls 14.726% of the Company’s Total Shares Outstanding, and as such is a control affiliate shareholder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

West Coast Ventures Group Corp. May 24, 2018 By: /s/ James M. Nixon Name: James M. Nixon Title: President/Chief Executive Officer

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